Exhibit 99.1

GSI Group Inc. Receives Notification from Nasdaq Regarding Minimum Bid Price Deficiency

BEDFORD, MA – September 21, 2009: GSI Group Inc. (the “Company”) (Nasdaq: GSIG), a supplier of precision technology and semiconductor systems, today announced that it received a notification from The Nasdaq Stock Market (“Nasdaq”) stating that the closing bid price of the Company’s common stock was below $1.00 per share for thirty consecutive business days and that the Company was therefore not in compliance with the minimum bid price requirement for continued listing set forth in Listing Rule 5450(a)(1) (the “Rule”). The notice further states that the Company will be provided 180 calendar days, or until March 15, 2010, to regain compliance with the Rule by maintaining a closing bid price for the Company’s common stock of $1.00 per share or more for a minimum of ten consecutive business days. This notification has no effect on the listing of the Company’s common stock at this time.

In the event that the Company does not regain compliance with the Rule prior to the expiration of the grace period, Nasdaq will provide written notification that the Company’s securities are subject to delisting. At such time, the Company may appeal the delisting determination to a Nasdaq Hearing’s Panel. Alternatively, the Company could be eligible for an additional grace period if it satisfies all of the requirements, other than the minimum bid price requirement, for initial listing on The Nasdaq Capital Market.

The Company intends to actively monitor the bid price for its common stock between now and March 15, 2010, and will consider available options to resolve the deficiency and regain compliance with the Nasdaq minimum bid price requirement.

As previously disclosed, in connection with the Company’s non-compliance with certain Nasdaq filing requirements due to the delayed filing of its periodic reports, the Company previously requested and was granted a hearing before the Panel. The Panel determined to grant the Company’s request for continued listing on Nasdaq conditioned on the Company (i) reporting to the Panel on or before August 31, 2009 the status of its public disclosure about the range of adjustments the Company expects to make to revenue transactions in its Precision Technology Segment for 2004 through 2008 and (ii) filing its delayed periodic reports and any required restatements, on or before November 2, 2009. On August 31, 2009, the Company issued a press release announcing, among other matters, approximate ranges of restated revenues in its Precision Technology Segment during fiscal years 2004 through 2008. The Company continues to work diligently to complete the preparation and filing of its delayed periodic reports, in addition to its restated financial statements for fiscal years 2006, 2007 and 2008.

Safe Harbor and Forward Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “plan,” and other similar expressions. These forward-looking statements include, but are not limited to, statements related to: the Company’s ability to regain compliance with Nasdaq minimum bid price requirements, the continued listing of the Company’s shares on Nasdaq and other statements that are not historical facts. These forward looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward looking statements, including, but not limited to, the following: the highly unpredictable nature of the semiconductor and electronics materials processing industry; deteriorating market conditions; the effect of the current financial and economic crises on credit markets, financial institutions, customers, suppliers and consumers; the Company’s ability to reduce operating expenses and achieve anticipated cost reductions and savings; the Company’s ability to grow and increase profitability; the impact of bookings on current and future sales levels; future liquidity and valuation of auction rate securities; changes in accounting standards; failures of the Company to properly identify the timing of when revenue should be recognized; the Company’s ability to quickly increase manufacturing capacity and promptly respond to fluctuating product demands; the Company’s need to invest in research and development; the Company’s ability to develop and deliver new competitive technology and enhancements and customer acceptance thereof; failure to identify and manage weaknesses in internal controls; the effects of competition; risks related to consolidation of operations and the integration of operations and employees of acquired businesses, including Excel; the Company’s inability to recognize synergies of acquired businesses, including Excel; the completion and outcome of the Company’s financial restatements and review of financial results; the Company’s ability to complete and file its delayed periodic reports with the SEC on a timely basis; the Company’s ability to meet the requirements for continued listing of the Company’s shares on Nasdaq; and the risks of existing and future litigation and governmental or other regulatory inquiry or proceedings arising out of or related to the Company’s revenue recognition practices. Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and in the Company’s subsequent filings with the SEC made prior to or after the date hereof. Such statements are based on the Company’s management’s beliefs and assumptions and on information currently available to the Company’s management. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

For more information contact:

GSI Group Inc. Investor Relations

Telephone: 781-266-5137

Email: InvestorRelations@gsig.com

About GSI Group Inc.

GSI Group Inc. supplies precision technology to the global medical, electronics, and industrial markets and semiconductor systems. GSI Group Inc.’s common shares are listed on Nasdaq (GSIG).